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                                                                  EXHIBIT 23.03

                    [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 8, 1998, on the financial statements of National Institutional Pharmacy Services, Inc., Exclusive of Medicare Part B Business, for the year ended May 31, 1998, and to all references to our Firm included in this registration statement.


                                              /s/ Arthur Andersen LLP

Baltimore, Maryland
March 15, 1999